                        BANKUNITED FINANCIAL CORPORATION

                        Calculation of Earnings Per Share

                                                                                     FOR THE YEAR
                                                                                  ENDED SEPTEMBER 30,
                                                                      ---------------------------------------------
                                                                         1997             1996               1995
                                                                      ----------       ----------         ---------
CALCULATION OF PRIMARY EARNINGS PER COMMON SHARE
Net income ......................................................     $    7,599       $    2,586         $   6,240
Preferred stock dividends........................................         (2,890)          (2,145)           (2,210)
Reduction of interest expense due to assumed exercise of
   stock options, net of taxes...................................             --                3                44
                                                                      ----------       ----------         ---------
Net income available to common shares............................     $    4,709       $      444         $   4,074
                                                                      ==========       ==========         =========
Weighted average number of common shares outstanding
    during the period............................................          8,211            4,306             2,022
Assumed exercise of stock options (Modified Treasury Stock Method)           469              252               274
                                                                      ----------       ----------         ---------
Weighted average number of common share equivalents
   assumed outstanding during the period ........................          8,680            4,558             2,296
                                                                      ==========       ==========         =========
Primary earnings per shares......................................     $      .54       $      .10         $    1.77
                                                                      ==========       ==========         =========

                                                                                     FOR THE YEAR
                                                                                  ENDED SEPTEMBER 30,
                                                                      ---------------------------------------------
                                                                         1997             1996               1995
                                                                      ----------       ----------         ---------
CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
Net income ......................................................     $    7,599       $    2,586         $   6,240
Preferred stock dividends........................................         (2,763)          (2,145)           (1,035)
Reduction of interest expense due to assumed exercise of stock
    options, net of taxes........................................             --                3                40
                                                                      ----------       ----------         ---------
Net income available to common shares............................     $    4,836       $      444         $   5,245
                                                                      ==========       ==========         =========
Weighted average number of common shares outstanding
   during the period.............................................          8,211            4,306             2,022
Assumed exercise of stock options (Modified Treasury Stock Method)           544              252               274
Assumed conversion of preferred stock............................            276               --             1,863
                                                                      ----------       ----------         ---------
Weighted average number of fully diluted common shares
   assumed outstanding during the period.........................          9,031            4,558             4,159
                                                                      ==========       ==========         =========
Fully diluted earnings per share.................................     $      .54       $      .10         $    1.26
                                                                      ==========       ==========         =========

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